UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant	☒
Filed by a party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Thrivent Mutual Funds
(Name of Registrant as Specified in Charter)

___________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Thrivent Multidimensional Income Fund

Outbound Script

Meeting Date: June 27th, 2024

Toll-Free # 1-888-441-3205

IF CALL ANSWERED BY LIVE PERSON:

GREETING:

Hello, I am trying to reach [Shareholder’s Full Name]. Is she/he available?

IF YES SHAREHOLDER AVAILABLE:

Hi Mr./Ms. _____________, my name is _____________ and I am calling on a recorded line on behalf of the Thrivent Multidimensional Income Fund. The fund recently sent you proxy materials requesting that you vote your eligible shares prior to the upcoming Special Meeting of Shareholders scheduled to be held on June 27th, 2024.

The Board of Trustee’s recommends a vote “FOR” the proposal, and we are calling to ask if you would like to vote along with the Board’s recommendation. Would you like to vote along with the recommendation of the Board?

IF YES TO VOTING WITH BOARD RECOMMENDATION:

Thank you. For the record, may I have your full name? May I confirm your address of record as ______________, is that correct?

Again, my name is _____________, a proxy voting specialist on behalf of Thrivent Multidimensional Income Fund.

Today’s date is _____________ and the time is _____________ Eastern Time.

Mr./Ms. _____________, I have recorded your vote with respect to the proposal as for. We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling 1-888-441-3205 Monday-Friday 9am-6pm Eastern Time. Thank you very much for your time and your vote. We hope you have a great day/evening.

IF NO TO VOTING WITH THE BOARD’S RECOMMENDATION:

How would you like to cast your vote on the proposal? You may vote For, Against or Abstain on the proposal.

Thank you. For the record, may I have your full name? May I confirm your address of record as ______________, is that correct?

Thrivent Multidimensional Income Fund

Outbound Script

Meeting Date: June 27th, 2024

Toll-Free # 1-888-441-3205

Again, my name is _____________, a proxy voting specialist on behalf of Thrivent Multidimensional Income Fund.

Today’s date is _____________ and the time is _____________ Eastern Time.

Mr./Ms. _____________, I have recorded your vote with respect to the proposal as [against OR abstain]. We will be mailing you a written confirmation of your vote within 72 hours.

If you wish to make any changes you may contact us by calling 1-888-441-3205, Monday-Friday 9am-6pm Eastern Time. Thank you very much for your time and your vote. We hope you have a great day/evening.

IF SHAREHOLDER NOT AVAILABLE:

Hi, my name is _____________ and I am calling on a recorded line on behalf of Thrivent Multidimensional Income Fund regarding the upcoming Special Meeting of Shareholders scheduled to be held on June 27th, 2024.

Is there a better time to reach Mr./Ms._____________? (IF YES) Make note & set up call back time.

Thank you for your time. We hope you have a great day/evening.

IF MATERIALS NOT RECEIVED:

I can resend the materials to you. Would you like to receive them by email?

(IF YES: Type email addresses in the notes and read it back phonetically to the shareholder)

(IF NO: Continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip, to confirm we have it correctly) If shareholder will not provide address or email address, they will need to contact their Financial Professional to get a new package mailed to them.

Thank you. You should receive these materials shortly. Included in the email will be the proxy statement as well as the toll-free number to call us back and place your vote. The number is 1-888-441-3205 and we are available Monday-Friday 9am-6pm Eastern Time.

Thrivent Multidimensional Income Fund

Outbound Script

Meeting Date: June 27th, 2024

Toll-Free # 1-888-441-3205

IF CALL ANSWERED BY ANSWERING MACHINE:

Hello, we are calling with an important message on behalf of Thrivent Multidimensional Income Fund. You should have received proxy materials in the mail concerning the Special Meeting of Shareholders to be held on June 27th, 2024.

Your participation is very important. To vote over the telephone, call toll-free at 1-888-441-3205 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:00am to 6:00pm Eastern Time. Voting takes just a few moments and voting promptly will avoid additional expense of further solicitation.

Thank you for your prompt attention to this matter.

Proposal for the Thrivent Multidimensional Income Fund:

To approve an Agreement and Plan of Reorganization pursuant to which Thrivent Multidimensional Income Fund (the “Target Fund”) would (i) transfer all of its assets to Thrivent Opportunity Income Plus Fund (the “Acquiring Fund”), a series of the Trust, in exchange for Class S shares of the Acquiring Fund, (ii) distribute such Class S shares of the Acquiring Fund to shareholders of the Target Fund, and (iii) dissolve.